THIS NOTE, ANY REPLACEMENT NOTES AND ANY SHARES OF COMMON STOCK INTO
       WHICH EITHER MAY BE CONVERTED (COLLECTIVELY, THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE
       SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED, DISPOSED OF
         OR OFFERED FOR SALE, IN WHOLE OR IN PART, IN THE ABSENCE OF AN
          EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT COVERING THE
             SECURITIES, OR AN OPINION OF COUNSEL OF HOLDER THAT AN
                    EXEMPTION FROM REGISTRATION IS AVAILABLE


                                                         Principal Sum: $550,000

                                                    Holder: CARNIVAL CORPORATION

                       Address: 3655 N.W. 87TH AVENUE, MIAMI, FLORIDA 33178-2428

                                CONVERTIBLE NOTE

                                  (the "Note")

                          THE NETWORK CONNECTION, INC.


     The Network Connection, Inc., a Georgia corporation (the "Company"), hereby promises to pay the Principal Sum to the order of Holder, its successors or permitted assigns, on the date (the "Maturity Date"), which is the first to occur of (i)one year from the date hereof or (ii) the date on which Holder gives an Acceleration Declaration (as defined in paragraph 4(b) below). This Note shall accrue interest on the outstanding principal balance (if any) prior to the Maturity Date at an annual rate of 8%. This Note shall accrue interest after the Maturity Date at the rate of 18% per annum (or, if less, the highest rate permitted by law) ("Default Interest"). Any interest due shall be calculated and payable quarterly based on the principal balance at the end of the quarter. All payments shall be made to Holder in immediately available funds at the address set forth above.

1.   CONVERSION RIGHTS.

     (a) CONVERSIONS. The outstanding principal balance of this Note is convertible at the option of Holder at any time and from time to time, in whole or in part, into shares of common stock of Company ("Common Stock") at a price per share equal to the Conversion Price (as defined in the next sentence); provided, however, that Holder may not convert less than $100,000 of outstanding principal balance in connection with any conversion. "Conversion Price" shall equal the product of (i) the average of the closing prices per share of Common Stock as reported by Nasdaq for each of the five consecutive trading days ending on the day prior to the Conversion Date (as defined in paragraph 1(b) below) and
          (ii) 0.8. The Conversion Price is subject to adjustment from time to time as set forth in paragraph 2 below.

     (b) MECHANICS. Holder shall effect conversions by delivering to the Company a notice, together with this Note (collectively, a "Conversion Notice"). Each Conversion Notice shall specify the amount of the outstanding principal balance to be converted (which may not be less than $100,000) and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that a Conversion Notice is deemed delivered hereunder. Upon receipt of a Conversion Notice, the Company shall calculate the Conversion Price and the number of shares of Common Stock into which the principal balance to be converted shall convert. If such calculation results in a fraction of a share, fractional shares less than one-half shall be disregarded and fractional shares of one-half or greater shall be rounded up to the next highest whole number of shares. If the Holder is converting less than the whole of the then outstanding principal balance, or if a conversion hereunder cannot be effected in full for any reason, the Company shall deliver to Holder, together with a certificate for the number of shares of Common Stock into which the portion of the outstanding principal balance has been (or could be) converted in connection with such conversion, a new note identical in all material respects to this Note, except that the principal amount shall be equal to the principal amount outstanding immediately prior to the conversion less the amount of the then outstanding principal balance converted (a "Replacement Note").

     (c) ISSUANCE OF CERTIFICATES. Promptly after each Conversion Date, the Company will deliver to the Holder (i) a certificate or certificates representing the number of shares of Common Stock being acquired upon conversion, and (ii) a Replacement Note, if necessary.

2.   ADJUSTMENTS.

     (a) SUBDIVISION OR COMBINATION OF COMMON STOCK AND COMMON STOCK DIVIDEND. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or declare a dividend upon its Common Stock payable solely in shares of Common Stock, the Conversion Price in effect immediately prior to such subdivision or declaration shall be proportionately reduced. Conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     (b) NOTICE OF ADJUSTMENT. Promptly after adjustment of the Conversion Price, the Company shall give written notice thereof to the Holder. The notice shall be signed by an authorized officer of the Company and shall state the effective date of the adjustment and the Conversion Price resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     (c) OTHER NOTICES. If at any time (i) the Company shall declare any cash dividend upon its Common Stock, (ii) the Company shall declare or make any special dividend or other distribution to the holders of its Common Stock (other than a dividend payable solely in shares of Common Stock), (iii) there shall be any reorganization or reclassification of the Company, consolidation or merger of the Company with another entity, or a sale of all or substantially all of the Company's assets to another entity, or (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company; then, in any one or more of said cases, the Company shall give to the Holder (A) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend or other distribution or for determining rights to vote in respect of any such dissolution, liquidation or winding-up, (B) at least 10 days prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (C) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 10 days prior written notice of the date when the same shall take place. Any notice given in accordance with clause (A) above shall also specify, in the case of any such dividend or distribution, the date on which the holders of Common Stock shall be entitled thereto. Any notice given in accordance with clause (C) above shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be.

3. PREPAYMENT. The Company may at any time and from time to time prepay the outstanding principal balance represented by this Note, in whole or in part; provided, however, that the Company shall not be permitted to make any such prepayments in increments of less than $50,000. Any such prepayment shall be by wire transfer of immediately available funds in accordance with the wire instructions provided by Holder that are attached hereto as Exhibit "A", together with written notice to Holder advising it of such prepayment.

4.   EVENTS OF DEFAULT AND ACCELERATION.

     (a) An "event of default" with respect to this Note shall exist if any of the following shall occur, if:

          (i) The Company shall breach or fail to comply with any material provision of this Note and such breach or failure to comply shall continue for ten days after written notice by Holder to the Company for a monetary default, and 30 days after written notice by Holder to the Company for a non-monetary default, or the Company shall breach or fail to comply in any material respect with the Master Settlement Agreement and Mutual Release or the Convertible Note Subscription Agreement, each of even date herewith as set forth therein.

          (ii) A receiver, liquidator or trustee of the Company or of a substantial part of its properties shall be appointed by court order and such order shall remain in effect for more than 60 days; or the Company shall be adjudicated bankrupt or insolvent; or a substantial part of the property of the Company shall be sequestered by court order and such order shall remain in effect for more than 60 days; or a petition to reorganize the Company under any bankruptcy, reorganization or insolvency law shall be filed against the Company and shall not be dismissed within 60 days after such filing.

         (iii) The Company shall file a petition in voluntary bankruptcy or request reorganization under any provision of any bankruptcy, reorganization or insolvency law, or shall consent to the filing of any petition against it under any such law.

          (iv) The Company shall make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or consent to the appointment of a receiver, trustee or liquidator of the Company, or of all or any substantial part of its properties.

     (b) If an event of default referred to in paragraph 4(a) above shall occur, the Holder may at any time thereafter, in addition to Holder's other remedies, by written notice to the Company (an "Acceleration Declaration"), declare the principal amount of this Note, plus any accrued interest, Default Interest and any other amounts due hereunder to be due and payable immediately.

     (c) In addition to and without limitation on any other rights of the Holder under any applicable laws upon and upon any event of default, the Holder shall have the right to offset and apply any amounts owing from the Company to Holder under any agreement or obligation between Company and Holder, or any subsidiaries or affiliates thereof.

5. OTHER OBLIGATIONS. The Company shall at all times reserve for issuance on conversion of this Note the number of shares of Common Stock which are then issuable on conversion hereof. The Company covenants and agrees that all shares of Common Stock that may be issued upon conversion of this Note will, upon issuance, be duly and validly issued, fully paid and non-assessable.

6.   MISCELLANEOUS.

     (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt by the intended recipient thereof) by delivery in person, by telegram, by facsimile, recognized overnight courier, e-mail, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows: (i) if to the Holder, to such address as is set forth in the heading hereof or as the Holder shall furnish to the Company in accordance with this paragraph, and (ii) if to the Company, to it at its headquarters office, or to such other address as the Company shall furnish to the Holder in accordance with this paragraph.

     (b) This Note shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements made and to be performed entirely within such State. The federal and state courts in Philadelphia, Pennsylvania and Miami, Florida shall have exclusive jurisdiction over this instrument and the enforcement hereof.

     (c) The Company waives protest, notice of protest, presentment, dishonor, notice of dishonor and demand.

     (d) If any provision of this Note shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

     (e) The waiver of any event of default or the failure of the Holder to exercise any right or remedy to which it may be entitled shall not be deemed a waiver of any subsequent event of default or of the Holder's right to exercise that or any other right or remedy to which the Holder is entitled.

     (f) The Holder of this Note shall be entitled to recover its legal and other costs of collecting on this Note, and such costs shall be deemed added to the principal amount of this Note.

     (g) This Note may be changed, terminated or otherwise modified only in writing executed by the party against whom such modification is sought to be enforced.

     (h) In addition to restrictions on transfer under federal and state securities laws, this Note shall not be transferable by either party to any third party without the prior written consent of the other party, which may be withheld for any reason whatsoever or no reason at all

     (i) Any notices required hereunder to the Company shall be sent to the Company's principal business address at:

                           The Network Connection, Inc.
                           The Belgravia
                           1811 Chestnut Street, Suite 110
                           Philadelphia, PA  19103
                           Attention: President

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the date set forth below.


Dated: September 25, 2000



THE NETWORK CONNECTION, INC.


By: /s/ Robert Pringle
    -------------------------------

Name: Robert Pringle
      -----------------------------

Title: President
       ----------------------------

                                    EXHIBIT A


                                WIRE INSTRUCTIONS